UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2026
LSI INDUSTRIES INC.
(Exact name of Registrant as Specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code      (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LYTS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	Fiscal Year 2027 Long Term Incentive Plan

Effective August 19, 2026, the Compensation Committee (the "Committee") of the Board of Directors of LSI Industries Inc. (the "Company") adopted the FY2027 Long Term Incentive Plan (the "LTIP").  The LTIP provides for the issuance of share-based awards to named executive officers and other employees of the Company pursuant to the LSI Industries Inc. Omnibus Award Plan (the "2019 Omnibus Award Plan"). The LTIP advances the Company’s commitment to performance-based compensation practices by providing participants an opportunity to earn equity-based awards upon the achievement of certain pre-established long-term performance objectives. Pursuant to the LTIP, on and effective as of the close of business on August 19, 2026, the Committee approved the award of restricted stock units (“RSUs”) and performance stock units ("PSUs") to the Company's executives and certain other officers and employees based on pre-established performance objectives and goals. The Committee established the targets under the LTIP for the Company’s named executive officers, and made grants, as follows:

Named Executive Officer	LTIP Target ($)	RSUs	PSUs
James Clark, CEO	2,500,000	41,563	62,344
James Galeese, EVP & CFO	540,000	8,978	13,466
Thomas Caneris, EVP Human Resources and General Counsel	440,000	7,316	10,972

Terms of the PSUs

●	Performance Cycle. The performance cycle begins on July 1, 2026 and ends on June 30, 2029.
●
Performance Criteria. The performance criteria for the PSUs are tied to Company performance. With respect to all named executive officers, Company performance is measured for purposes of the PSUs by comparing the Company’s three-year cumulative Adjusted EBITDA for the year ended June 30, 2029 to a targeted cumulative three-year Adjusted EBITDA for the 2029 fiscal year set by the Committee; and by comparing the Company’s return on net assets ("RONA") as of and for the year ended June 30, 2029 to a target RONA for the 2029 fiscal year set by the Committee.  With respect to all named executive officers, the cumulative Adjusted EBITDA target accounts for 50% of their respective performance target and the remaining 50% is determined by achievement of a target measure of RONA.

●
Award Payouts. Award payouts for the PSUs are based on the percentage of the performance target achieved. Generally, the percentage of the award earned at the end of the performance cycle based on the cumulative Adjusted EBITDA performance target shall be determined according to the following schedule; however, the actual LTIP award payout will be interpolated between the percentages set forth in the chart based on actual results:

Performance Level - Cumulative Adjusted EBITDA	Payout Level
<85% of Performance Target	0% of Award Target
85% of Performance Target	50% of Award Target
100% of Performance Target	100% of Award Target
> 110% of Performance Target	200% of Award Target

Generally, the percentage of the award earned at the end of the performance cycle based on the percentage of the RONA performance targets achieved shall be determined according to the following schedule; however, the actual LTIP award payout will be interpolated between the percentages set forth in the chart based on actual results:

Performance Level - RONA	Payout Level
<68.4% of Performance Target	0% of Award Target
68.4% of Performance Target	50% of Award Target
100% of Performance Target	100% of Award Target
> 106% of Performance Target	200% of Award Target

●
Payment of Awards. PSU awards shall be made in stock and will be distributed on a specific date by which the Committee reasonably expects it will be able to determine whether and the extent to which the performance target applicable to such award was met. The Company will make the distribution of the PSUs awards to participants as soon as administratively practicable following the date of the award determination.

Award Agreements. Awards of RSUs and PSUs are made under the LTIP pursuant to award agreements with each recipient on the terms described in this Current Report on Form 8-K.

Vesting and Forfeiture. Recipients of LTIP awards generally must remain continuously employed full-time by the Company until the date designated for payout under the applicable award agreement for the LTIP period. Exceptions may be provided for termination of employment by reason of death, disability, retirement and change in control. RSUs vest annually in equal installments over three years. The vesting of PSUs is subject to the achievement of RONA and cumulative adjusted EBITDA objectives over a three-year performance cycle.

Change in Control. In the event of a change in control event described in Section 2(e) of the 2019 Omnibus Award Plan (“CIC”), unless the successor company assumes, replaces or substitutes all unvested portions of RSUs with substantially identical terms, RSUs shall vest in full upon the executive’s termination of employment within twenty-four (24) months of a CIC when such termination is by the Company without Cause (defined in the 2019 Omnibus Award Plan) or by the executive for Good Reason (defined in the award agreement). Upon a CIC, PSUs will convert at the target performance level into time-based RSUs vesting in equal installments over three years commencing from the date of original grant, irrespective of the Company’s actual achievement of performance objectives.

Other Terms & Provisions. Participants are not permitted to transfer LTIP awards, except by will or the laws of descent and distribution. The Company is entitled to withhold from any payments of awards under the LTIP or the 2019 Omnibus Award Plan any and all amounts required to be withheld for federal, state and local withholding taxes. In addition to the above conditions, payment of any incentive award is contingent upon the participant executing a written restrictive covenant agreement.

CEO Retention. On August 19, 2026, the Compensation Committee granted James Clark, President and Chief Executive Officer, a retention award of $3,000,000 in restricted stock units (RSUs). The award cliff vests on the third anniversary of the grant date. If the Board approves a five-year strategic plan proposed by Mr. Clark before the first anniversary of the grant date, one-third of the award will instead vest on that first anniversary, with the remaining two-thirds continuing to vest on the original third-anniversary schedule.

The Compensation Committee also increased Mr. Clark’s annual base salary to $900,000, effective September 1, 2026.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of RSU Award Agreement, form of PSU Award Agreement, and LTIP which shall be filed as an exhibit to a subsequent periodic report.

2.	Fiscal Year 2027 Short Term Incentive Plan

The Committee also approved and adopted on August 19, 2026 the FY2027 Short Term Incentive Plan for named executive officers (the "STIP").

The STIP provides for performance-based annual cash awards to the Company’s executive officers, and certain other officers and employees of the Company. The STIP advances the Company’s commitment to performance-based compensation practices by providing participants an opportunity to earn annual cash bonuses upon achievement of certain pre-established short-term performance objectives. The STIP performance cycle is for the current fiscal year, beginning on July 1, 2026 and ending on June 30, 2027. The amount of the awards under the STIP are based on Company financial targets for Adjusted EBITDA and Net Sales. Individual participant bonus targets for the Company’s executive officers range between 60% and 100% of base salary.

The Committee established the bonus targets under the STIP for the Company’s named executive officers as follows:

Named Executive Officer	Bonus Target as % of Base Salary
James A. Clark, CEO	100%
James E. Galeese, EVP & CFO	80%
Thomas A. Caneris EVP Human Resources & General Counsel	60%

Performance Criteria. The performance criteria under the STIP are comprised eighty percent (80%) on a Company performance-based component of Adjusted EBITDA and twenty percent (20%) based on Net Sales. Company performance will be measured by comparing the Company’s Adjusted EBITDA for the fiscal year ended June 30, 2027 to a target Adjusted EBITDA for the entire 2027 fiscal year set by the Committee and by comparing the Company’s Net Sales for the fiscal year ended June 30, 2027 to a target Net Sales for the entire 2027 fiscal year set by the Committee.

Award Payouts. Award payout levels are based on the percentage of the performance target achieved. Generally, the percentage of the award earned at the end of the performance cycle based on the Adjusted EBITDA and Net Sales performance targets will be determined according to the following schedules; however, the actual award payout will be interpolated between the percentages set forth in the tables below based on actual results:

Performance Achievement- Adjusted EBITDA	Payout Level
<85% of Performance Target	0% of Award Target
85% of Performance Target	50% of Award Target
100% of Performance Target	100% of Award Target
>110% of Performance Target	200% of Award Target

Performance Achievement- Net Sales	Payout Level
< 90% of Performance Target	0% of Award Target
90% of Performance Target	50% of Award Target
100% of Performance Target	100% of Award Target
>105% of Performance Target	200% of Award Target

Payment of Awards. Payment of STIP awards will be made in cash. Awards will be paid on a specific date by which the Committee reasonably expects that the performance target applicable to such award was met. The Company will make the payment of the STIP awards to participants as soon as administratively practicable following the date of the award determination.

Vesting and Forfeiture. STIP participants must remain continuously employed full-time by the Company until the award payment date in order to be entitled to receive a payout of an STIP award.  Exceptions may be provided for termination of employment by reason of death, disability, retirement and change in control.

Other Terms & Provisions. STIP participants are not permitted to transfer STIP awards, except by will or the laws of descent and distribution. The Company is entitled to withhold from any payments of awards under the STIP any and all amounts required to be withheld for federal, state and local withholding taxes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the STIP which shall be filed as an exhibit to a subsequent periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LSI INDUSTRIES INC.

BY:/s/ Thomas A. Caneris
Thomas A. Caneris
Executive Vice President, Human Resources & General Counsel

Dated: August 25, 2026